Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS

OF

WORKHORSE GROUP INC. (the “Corporation”)

Adopted by the Board of Directors

These Third Amended and Restated Bylaws (these “Bylaws”) of the Corporation amend, restate and replace all prior bylaws.

ARTICLE I
OFFICES

The principal office for the transaction of business of the Corporation may be at any such location as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) may from time to time determine or the business of the Corporation may require. The Corporation may have other offices at such places as the Board of Directors may from time to time determine.

ARTICLE II
STOCKHOLDERS’ MEETINGS

2.1.  ANNUAL MEETINGS.

The annual meeting of the stockholders shall be held at such time, date and place within or without the State of Nevada as may be designated by the Board of Directors and in the notice of such meeting. The business to be transacted at such meeting shall be the election of directors and such other business as may properly be brought before the meeting.

2.2.  SPECIAL MEETINGS

2.2.1  Special meetings of the shareholders for any purpose may be called at any time by a majority of the members of the Board of Directors. Such meetings shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as may be designated in the notice of meeting.

2.2.2  Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.2.3  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 8.8 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Nevada law. An agent so appointed need not be a stockholder.

2.2.4  If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if 2 or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, as provided in Section 78.352 of the Nevada Revised Statutes (“NRS”). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

2.2.5  ORGANIZATION

(a)  At every meeting of stockholders, the Chairman of the Board of Directors or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b)  The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.3.  UNDELIVERABLE NOTICE OF MEETINGS.

No notice to a stockholder is required if notices of two consecutive annual meetings and interim notices have been returned undeliverable pursuant to NRS 78.370(6).

2.4.  QUORUM.

Except as may be otherwise provided in the Corporation’s Articles of Incorporation, these Bylaws or by the Laws of the State of Nevada, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on any matter, constitutes a quorum for the transaction of business. Once a quorum is present to organize a meeting of stockholders, such quorum is not broken by the subsequent withdrawal of any stockholders.

2.5.  VOTING RIGHTS.

Except as may be otherwise provided in the Corporation’s Articles of Incorporation, Bylaws or by the Laws of the State of Nevada, each stockholder shall be entitled to one (1) vote for each share of voting stock registered in his name on the books of the Corporation, and the affirmative vote of a majority of voting shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

2.6.  PROXIES.

At any stockholders’ meeting, stockholders may designate proxies in writing or by electronic record pursuant to NRS 78.355.

2.7.  VOTING PROXIES.

Subject to any voting rights that may be granted to a holder of shares of a series of the Corporation’s preferred stock then outstanding, every holder of such stock entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. At any meeting of stockholders, all matters, except as otherwise provided by any provision of the Articles of Incorporation or these Bylaws subsequently adopted requiring a different proportion, the rules and regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any rules or regulations applicable to the Corporation or its securities, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, not to exceed seven years. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

2.8.  STOCKHOLDER NOMINATIONS AND PROPOSALS.

2.8.1  Subject to the rights, if any, of any series of preferred stock to nominate or elect directors under circumstances specified in the Articles of Incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 2.8 will be eligible to serve as directors. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at either an annual meeting or special meeting of the stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement or amendment thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.8 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.8.

2.8.2  For any nominations or other business to be properly brought before an annual meeting or special meeting by a stockholder pursuant to Section 2.8.1(c), the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (except as otherwise provided in this Section 2.8 with respect to the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. In the case of an annual meeting, to be timely, a stockholder’s notice will be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting, and in the case of a special meeting, timeliness of a stockholder’s proposal shall be determined as provided in Section 2.8.4. In no event will the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice will set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right will be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 2.8.2 will be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

2.8.3  Notwithstanding anything in the second sentence of Section 2.8.2 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.8.2 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.8 will also be considered timely, but only with respect to nominees for the additional directorships, if it will be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

2.8.4  Only such business will be conducted at a special meeting of stockholders as will have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders, as called in accordance with the terms of the Articles of Incorporation, at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or any committee thereof or (b) provided that the Board of Directors has determined that directors will be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.8 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.8.2 will be delivered to the Secretary at the principal office of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event will the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

2.8.5  Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.8, and in accordance with the terms and requirements of the Articles of Incorporation, will be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business will be conducted at a meeting of stockholders as will have been brought before such annual meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by law, the Chairman will have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.8.2(c)(vi)) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.8, to declare that such nomination will be disregarded or that such proposed business will not be transacted. Notwithstanding the foregoing provisions of this Section 2.8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, as applicable, such nomination will be disregarded and such proposed business will not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation and (i) the voting power represented by such proxies shall be deemed present for the purposes of determining whether a quorum is present at such meeting and (ii) such proxies shall be deemed void and without effect for all other purposes. For purposes of Section 2.8, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

2.8.6  For the purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

2.8.7  Notwithstanding the foregoing provisions of this Section 2.8, a stockholder will also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.8; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and will not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.8 (including Sections 2.8.1(c) and 2.8.4), and compliance with Sections 2.8.1(c) and 2.8.4 will be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the third to last sentence of Section 2.8.2, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.8 will be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

2.9.  PROXY ACCESS.

2.9.1  Subject to the provisions of this 2.9, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this 2.9 (each a “Proxy Access Stockholder Nominee”) provided:

(a)  timely written notice of such Proxy Access Stockholder Nominee satisfying this 2.9 (“Proxy Access Notice”) is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the Proxy Access Notice is delivered, satisfy the ownership and other requirements of this 2.9 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”);

(b)  the Eligible Stockholder expressly elects in writing at the time of providing the Proxy Access Notice to have its Proxy Access Stockholder Nominee included in the Corporation’s proxy statement pursuant to this 2.9; and

(c)  the Eligible Stockholder and the Proxy Access Stockholder Nominee otherwise satisfy the requirements of this 2.9.

2.9.2  To be timely, the Proxy Access Notice must be delivered to the Secretary at the principal executive offices of the Corporation, not later than 120 days nor more than 150 days prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) that the Corporation’s definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Proxy Access Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of: (i) the 120th day prior to such annual meeting; or (ii) the 10th day following the day on which Public Disclosure of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Proxy Access Notice.

2.9.3  In addition to including the name of the Proxy Access Stockholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation shall also include (collectively, the “Required Information”):

(a)  the information concerning the Proxy Access Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to the Exchange Act, and the rules and regulations promulgated thereunder; and

(b)  if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Proxy Access Stockholder Nominee, which must be provided at the same time as the Proxy Access Notice for inclusion in the Corporation’s proxy statement for the annual meeting (a “Statement”).

Notwithstanding anything to the contrary contained in this 2.9, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation, or listing standard. Additionally, nothing in this 2.9 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Proxy Access Stockholder Nominee.

2.9.4  The number of Proxy Access Stockholder Nominees (including Proxy Access Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this 2.9 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to a meeting of stockholders shall not exceed the greater of: (x) two; or (y) 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this 2.9 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that:

(a)  in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced;

(b)  any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy statement for a particular meeting of stockholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive a number of votes cast in favor of their election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Proxy Access Stockholder Nominee’s election, shall be ineligible to be included in the Corporation’s proxy statement as a Proxy Access Stockholder Nominee pursuant to this 2.9 for the next two annual meetings of stockholders following the meeting for which the Proxy Access Stockholder Nominee has been nominated for election; and

(c)  any director in office as of the nomination deadline who was included in the Corporation’s proxy statement as a Proxy Access Stockholder Nominee for any of the three preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors also will be counted against the Permitted Number.

In the event that the number of Proxy Access Stockholder Nominees submitted by Eligible Stockholders pursuant to this 2.9 exceeds the Permitted Number, each Eligible Stockholder shall select one Proxy Access Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (from greatest to least) of voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Proxy Access Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

2.9.5  An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the outstanding shares of the Corporation entitled to vote in the election of directors (the “Required Shares”) as of both the date the Proxy Access Notice is delivered to or received by the Corporation in accordance with this 2.9 and the record date for determining stockholders entitled to vote at the meeting. For purposes of satisfying the ownership requirement under this 2.9, the voting power represented by the shares of the Corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that:

(a)  the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20; and

(b)  each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years.

Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this 2.9 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this 2.9.5, and such group shall have satisfied and be in compliance with the Exchange Act and all rules and regulations promulgated thereunder, including the filing of any Schedules 13D or 13G. With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this 2.9. In addition, any such group shall have satisfied.

2.9.6  A group of two or more funds shall be treated as one stockholder or person for this 2.9 provided that the other terms and conditions in this 2.9 are met (including 2.9.8(e)(i)) and the funds are:

(a)  under common management and investment control;

(b)  under common management and funded primarily by the same employer (or by a group of related employers that are under common control); or

(c)  a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

2.9.7  For purposes of this 2.9, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both:

(a)  the full voting and investment rights pertaining to the shares; and

(b)  the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(i)  sold by such person or any of its affiliates in any transaction that has not been settled or closed,

(ii)  borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or

(iii)  subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares; and/or (2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on five business days’ notice and recalls such loaned shares not more than five business days after being notified that any of its Proxy Access Stockholder Nominees will be included in the Corporation’s proxy statement. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this 2.9, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

2.9.8  An Eligible Stockholder must provide with its Proxy Access Notice the following information in writing to the Secretary:

(a)  one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of the date the Proxy Access Notice is delivered to or received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide:

(i)  within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, and

(ii)  immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders;

(b)  the Eligible Stockholder’s certification and agreement that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this 2.9):

(i)  intends to continue to satisfy the eligibility requirements described in this 2.9 through the date of the annual meeting,

(ii)  acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent,

(iii)  has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Proxy Access Stockholder Nominee(s) being nominated pursuant to this 2.9,

(iv)  has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Stockholder Nominee(s) or a Board Nominee,

(v)  will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation,

(vi)  has provided and will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading,

(vii)  agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation,

(viii)  agrees to indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this 2.9,

(ix)  will file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and

(x)  will comply with all other applicable laws, rules, regulations, and listing standards with respect to any solicitation in connection with the meeting;

(c)  the written consent of each Proxy Access Stockholder Nominee to be named in the Corporation’s proxy statement, and form of proxy and ballot and, as a nominee and, if elected, to serve as a director;

(d)  a copy of the Schedule 14N (or any successor form) that has been filed with the SEC as required by Rule 14a-1 8 under the Exchange Act;

(e)  in the case of a nomination by a group of stockholders that together is an Eligible Stockholder:

(i)  documentation satisfactory to the Corporation demonstrating that a group of funds qualifies pursuant to the criteria set forth in 2.9.6 to be treated as one stockholder or person for purposes of this 2.9, and

(ii)  the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(f)  if desired, a Statement.

2.9.9  Each Proxy Access Stockholder Nominee must:

(a)  provide within five business days of the Corporation’s request an executed agreement, in a form deemed satisfactory to the Corporation, providing the following representations:

(i)  the Proxy Access Stockholder Nominee has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines, Ethics Code, Related Party Transactions Policy, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading,

(ii)  the Proxy Access Stockholder Nominee is not and will not become a party to: (1) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination, issue, or question (such agreement, a “Voting Commitment”) that has not been disclosed to the Corporation; or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and

(iii)  the Proxy Access Stockholder Nominee is not and will not become a party to any Compensation Arrangement in connection with such person’s nomination for director or service as a director;

(b)  complete, sign, and submit all questionnaires required of the Corporation’s Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and

(c)  provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Proxy Access Stockholder Nominee meets the requirements of this 2.9 or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether:

(i)  such Proxy Access Stockholder Nominee is independent under the independence requirements, including the committee independence requirements, set forth in the listing standards of the stock exchange on which shares of the Corporation’s capital stock are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (the “Independence Standards”),

(ii)  such Proxy Access Stockholder Nominee has any direct or indirect relationship with the Corporation that has not been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, and

(iii)  such Proxy Access Stockholder Nominee is not and has not been subject to: (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

2.9.10  In the event that any information or communications provided by the Eligible Stockholder or Proxy Access Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Stockholder Nominee, as the case may be, shall promptly notify the Secretary in writing of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. Notwithstanding the foregoing, the provision of any such notification pursuant to the preceding sentence shall not be deemed to cure any defect or limit the Corporation’s right to omit a Proxy Access Stockholder Nominee from its proxy materials as provided in this 2.9.

2.9.11  The Corporation shall not be required to include pursuant to this 2.9 a Proxy Access Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Proxy Access Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation):

(a)  if the Eligible Stockholder who has nominated such Proxy Access Stockholder Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this 2.9, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Stockholder Nominee(s) or a Board Nominee;

(b)  if the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements in 2.8.2 of these Bylaws;

(c)  who is not independent under the Independence Standards;

(d)  whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Corporation’s Articles of Incorporation, Corporate Governance Guidelines, Ethics Code, or other document setting forth qualifications for directors, the listing standards of the stock exchange on which shares of the Corporation’s capital stock is listed, or any applicable state or federal law, rule, or regulation;

(e)  if the Proxy Access Stockholder Nominee is or becomes a party to any undisclosed Voting Commitment;

(f)  if the Proxy Access Stockholder Nominee is or becomes a party to any undisclosed Compensation Arrangement;

(g)  who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(h)  who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(i)  who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act; or

(j)  if such Proxy Access Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this 2.9.

2.9.12  Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation; and the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder if:

(a)  the Proxy Access Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this 2.9, as determined by the Board of Directors or the person presiding at the meeting; or

(b)  the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this 2.9.

2.9.13  The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this 2.9 and to make any and all determinations necessary or advisable to apply this 2.9 to any persons, facts, or circumstances, including the power to determine whether:

(a)  a person or group of persons qualifies as an Eligible Stockholder;

(b)  outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this 2.9;

(c)  a notice complies with the requirements of this 2.9;

(d)  a person satisfies the qualifications and requirements to be a Proxy Access Stockholder Nominee;

(e)  inclusion of the Required Information in the Corporation’s proxy statement is consistent with all applicable laws, rules, regulations, and listing standards; and

(f)  any and all requirements of this 2.9 have been satisfied.

Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation.

2.10.  VOTING PROCEDURES AND INSPECTORS OF ELECTION AT MEETINGS OF STOCKHOLDERS

The Board, in advance of any meeting of stockholders, may appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the any court properly applying jurisdiction over the Corporation upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

ARTICLE III

DIRECTORS

3.1.  POWERS.

Subject to the limitation of the Articles of Incorporation, of the Bylaws and of the Laws of the State of Nevada as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, a Board of at least one (1) Director.

3.2.  ELECTION AND TENURE OF OFFICE.

The number of directors which shall constitute the whole board shall consist of not less than one (1) and not more than twelve (12) directors as may be fixed from time to time by action of the Board of Directors. The Board of Directors may by resolution determine that the Board be classified into classes of directors. If so classified, directors shall be assigned to each class in accordance with a resolution adopted by the Board of Directors and elected for terms as set by the Board subject to the provisions of NRS 78.330(2).

Directors shall be elected at the annual meeting of stockholders during the year in which their terms expire and, except as provided in Section 3.3 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders. A Director need not be a resident of the State of Nevada.

3.3.  REMOVAL AND RESIGNATION.

3.3.1  No director may be removed from office by the stockholders except with the affirmative vote of the holders of at least the minimum percentage of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, then permitted under the NRS for such vote (which at the effective time of these Bylaws is two-thirds of the voting power and in any event shall not be less than a simple majority thereof).

3.3.2  Any Director may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4.  VACANCIES.

Unless otherwise provided in the Articles of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

3.5.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.

Meetings of the Board of Directors may be held at any place within or without the State of Nevada that has been designated by the Board of Directors. In the absence of such designation, meetings shall be held at the principal office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, and all such Directors shall be deemed to be present in person at the meeting, so long as all Directors participating in the meeting can hear one another.

3.6.  ANNUAL ORGANIZATIONAL MEETINGS.

The annual organizational meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the stockholders. No notice of such meetings need be given.

3.7.  OTHER REGULAR MEETINGS.

There shall be no requirement for the Board of Directors to hold regular meetings, other than the annual organizational meeting.

3.8.  SPECIAL MEETINGS – NOTICES.

3.8.1  Special meetings of the Board of Directors for any purpose shall be called at any time by the President or if the President is absent or unable or refuses to act, by any Vice President or by any two Directors.

3.8.2  Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or other form of written communication at least forty- eight (48) hours before the meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

3.9.  CONSENT TO DIRECTORS’ MEETINGS AND ACTION WITHOUT MEETING.

3.9.1  Any meeting is valid wherever held by the written consent of all persons entitled to vote thereat, given either before or after the meeting.

3.9.2  The transactions of any meetings of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if all the Directors are present, or if a quorum is present and either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof.

3.9.3  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

3.9.4  All such waivers, consents, or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

3.10.  QUORUM AND VOTING RIGHTS.

So long as the Board of Directors is composed of one or two Directors, one of the authorized number of Directors constitutes a quorum for the transaction of business. If there are three or more Directors, a majority thereof shall constitute a quorum. Except as may be otherwise provided in the Corporation’s Articles of Incorporation, Bylaws or by the Laws of the State of Nevada, the affirmative vote of a majority of Directors represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or resolution or for the determination of all questions and business which shall come before the meeting.

3.11.  COMPENSATION.

Directors may receive such reasonable compensation for their services as Directors and such reimbursement for expenses incurred in attending meetings as may be fixed from time to time by resolution of the Board of Directors. No such payment shall preclude a Director from serving in any other capacity and receiving compensation therefor.

3.12.  COMMITTEES.

3.12.1  The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Nevada Revised Statutes to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the Corporation.

3.12.2  The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

3.12.3  Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

3.12.4  Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.12 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

3.12.5  At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE IV
OFFICERS

4.1.  OFFICERS.

The Board of Directors shall appoint a President, a Secretary, and a Treasurer. The Board of Directors, in their discretion, may also appoint a Chair of the Board, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, a Chief Technology Officer, one or more Vice Presidents and such other officers and assistant officers as they shall from time to time deem proper. Any two or more offices may be held by the same person. The Board may choose not to fill any of the other officer positions for any period.

4.2.  APPOINTMENT AND TERM OF OFFICE.

The officers of the Corporation shall be appointed by the Board of Directors at the organizational meeting of the Directors. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer’s death or until the officer resigns or is removed in the manner hereinafter provided.

4.3.  REMOVAL.

Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4.  VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors.

4.5.  CHAIR OF THE BOARD.

The Chair of the Board, if there be such an office, shall, if present, preside at all meetings of the Board of Directors and meetings of the stockholders, and exercise and perform such other powers and duties as may be from time to time assigned to the Chair by the Board of Directors. In the event that there is no Chair of the Board designated or present, the Secretary of the Board of Directors shall preside over the meeting, or if there is no Secretary of the Board of Directors designated or present at the meeting, the Directors present at any meeting of the Board of Directors shall designate a Director of their choosing to serve as temporary chair to preside over the meeting.

4.6.  CHIEF EXECUTIVE OFFICER.

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to another person or persons, the powers and duties of the Chief Executive Officer shall be:

(a)  To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation;

(b)  To see that all orders and resolutions of the Board of Directors are carried into effect; and

(c)  To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for the Corporation’s shares; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

4.7.  CHIEF FINANCIAL OFFICER OR TREASURER.

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to another person or persons, the powers and duties of the Chief Financial Officer or Treasurer shall be:

(a)  To keep accurate financial records for the Corporation;

(b)  To deposit all money, drafts and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors;

(c)  To endorse for deposit all notes, checks, drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor;

(d)  To disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors;

(e)  To render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and the financial condition of the Corporation; and

(f)  To perform all other duties prescribed by the Board of Directors or the Chief Executive Officer.

4.8.  PRESIDENT.

Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated as the Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors. The President shall have the duty to call meetings of the stockholders or Board of Directors, as set forth in Articles II and III above, to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as the President shall deem proper.

4.9.  VICE PRESIDENTS.

In the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation then in the order of their appointment) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to lime may be assigned to the Vice President by the President or by the Board of Directors. In the event there are no Vice Presidents, the Board of Directors may designate a member of the Board of Directors or another officer of the Corporation to serve in such capacity until a new President is appointed.

4.10.  SECRETARY.

The Secretary shall: (a) prepare and maintain the minutes and records of the stockholders’ and Board of Directors’ meetings, keep them in one or more books provided for that purpose and certify such proceedings as necessary; (b) authenticate such records of the Corporation as shall from time to time be required; (c) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (d) be custodian of the corporate records and of the corporate seal, if any, and see that the seal of the Corporation, if any, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) keep a register of the post office address of each stockholder; (f) if requested, sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or the Board of Directors.

4.11.  CHIEF OPERATING OFFICER.

If there shall be one, the Chief Operating Officer shall be generally responsible for the day-to-day conduct of the Corporation’s business, subject to supervision and direction by the Chief Executive Officer and President and shall see that all orders of the Chief Executive Officer and President are carried out.

4.12.  CHIEF TECHNOLOGY OFFICER.

If there shall be one, the Chief Technology Officer shall have responsibility for the intellectual property development, information systems and other duties as shall be assigned by the Board of Directors.

4.13.  DELEGATION OF AUTHORITY.

The Board of Directors may from time-to-time delegate the powers of any officer to any other officer or agent, notwithstanding any provision hereof, except as may be prohibited by law.

4.14.  COMPENSATION.

Officers shall be awarded such reasonable compensation for their services and provisions made for their expenses incurred in attending to and promoting the business of the Corporation as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE V

RECORDS AND REPORTS; INSPECTION

5.1.  INSPECTION OF BOOKS AND RECORDS.

All books and records provided for by Nevada Revised Statutes shall be open to inspection of the directors and stockholders to the extent provided by such statutes.

5.2.  CERTIFICATION AND INSPECTION OF BYLAWS.

The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the stockholders of the Corporation in the manner provided by law.

5.3.  CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

5.4.  ANNUAL REPORT.

The Board of Directors shall cause to be sent to the stockholders annual or other reports in such form as may be required by applicable law or deemed appropriate by the Board of Directors.

ARTICLE VI
AMENDMENTS TO BYLAWS

6.1.  New Bylaws may be adopted or these Bylaws may be repealed or amended by a vote or the written assent of a majority of the Directors of the Corporation.

ARTICLE VII
CORPORATE SEAL

7.1.  This Corporation shall have the power to adopt and use a common seal or stamp, and to alter the same, at the pleasure of the Board of Directors, the use or nonuse of a seal or stamp, whether or not adopted, shall not be necessary to, nor shall it in any way effect, the legality, validity or enforceability of any corporate action or document.

ARTICLE VIII
CERTIFICATES OF STOCK

8.1.  FORM

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby, its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; and statement of liens or restrictions upon transfer or voting, if any; and, if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

8.2.  EXECUTION.

Every certificate for shares must be signed by the President or the Secretary or must be authenticated by facsimile of the signature of the President or Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be countersigned by the Corporation’s transfer agent or registrar of transfers.

8.3.  TRANSFER.

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

8.4.  LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, whereupon a replacement certificate may be issued.

8.5.  TRANSFER AGENTS AND REGISTRARS.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

8.6.  CLOSING STOCK TRANSFER BOOKS.

The Board of Directors may close the transfer books in their discretion for a period not exceeding the sixty (60) days preceding any meeting, annual or special, of the stockholders, or the date appointed for the payment of a dividend.

8.7.  FORM OF RECORDS.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

8.8.  FIXING RECORD DATES.

8.8.1  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

8.8.2  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

8.9.  REGISTERED STOCKHOLDERS.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada

ARTICLE IX
DIVIDENDS

9.1.  DECLARATION OF DIVIDENDS.

Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and applicable law.

9.2.  DIVIDEND RESERVE.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
FISCAL YEAR

10.1.  FISCAL YEAR.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI
INDEMNIFICATION

11.1.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, in each case to the fullest extent permissible under NRS 78.7502 and NRS 78.751, as amended from time to time, or the indemnification provisions of any successor statutes, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such conduct was unlawful.

11.2.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made with respect to any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

11.3.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

11.4.  Any discretionary indemnification under subsections (a) or (b) unless ordered by a court or advanced pursuant to subsection (b) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination shall be made (1) by the stockholders; (2) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (3) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (4) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

11.5.  Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding described in subsections (a) and (b) shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

11.6.  The indemnification pursuant to subsections (a) and (b) and advancement of expenses authorized in or ordered by a court pursuant to this section (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court for the advancement of expenses made pursuant to subsection (b) may not be made to or on behalf of any director or officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

11.7.  The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and liability and expenses incurred by such person in his or her capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

11.8.  The other financial arrangements made by the Corporation pursuant to Section 11.7 may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; (iv) the establishment of a letter of credit, guaranty or surety.

11.9.  No financial arrangement made pursuant to Sections 11.7 or 11.8 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

11.10.  Any insurance or other financial arrangement made on behalf of a person pursuant to Sections 11.7 or 11.8 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation.

11.11.  In the absence of fraud: (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to Sections 11.7 or 11.8 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement: (1) is not void or voidable; and (2) does not subject any director approving it to personal liability for such action even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

11.12.  Any repeal or modification of this Article XI shall not impair or otherwise affect any rights, or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

11.13.  This Article XI shall be liberally construed in favor of indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition and there shall be a rebuttable presumption that a claimant under this Article XI is entitled to such indemnification and the Corporation shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

11.14.  Any finding that a person asserting a claim for indemnification pursuant to this Article XI is not entitled to such indemnification, and any information which may support such finding, shall be held in confidence to the extent permitted by law and shall not be disclosed to any third party.

11.15.  If any provision of this Article XI shall be deemed invalid or unenforceable, the Corporation shall remain obligated to indemnification and advance expenses subject to all those provisions of this Article XI which are not invalid or unenforceable.

ARTICLE XII
Control SHARE ACT

12.1.  The provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Corporation shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

ARTICLE XIII
EXCLUSIVE FORUM

13.1.  To the fullest extent permitted by Nevada law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative, (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any current or former director, officer, stockholder, employee, agent or fiduciary of the Corporation to the Corporation or the Corporation’s stockholders, (c) for any internal action (as defined in NRS 78.046), including any action asserting a claim against the Corporation arising pursuant to any provision of NRS Chapters 78 or 92A, the Corporation’s Articles of Incorporation or these Bylaws, any agreement entered into pursuant to NRS 78.365 or as to which the NRS confers jurisdiction on the district court of the State of Nevada, (d) to interpret, apply, enforce or determine the validity of the Corporation’s Articles of Incorporation or these Bylaws or (e) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. If the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and if no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Article XIII.

Dated: December 15, 2025	/s/ James D. Harrington
Secretary